Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2005 with respect to the consolidated financial statements of Benjamin Franklin Bancorp, M.H.C., which appears in Benjamin Franklin Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 5, 2005